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                                                                     EXHIBIT 21

                                  SUBSIDIARIES


Acadian Consultants Corp.
Advanced Digital Graphics, Inc.
American Economics Group Acquisition Corp.
APS Services Acquisition Corp.
Associate Record Technician Services Acquisition Corp.
B&B (Baltimore-Washington) Acquisition Corp.
California Medical Record Service Acquisition Corp.
CH Acquisition Corp.
Copyright Acquisition Corp.
Copy Right Acquisition Corp.
Creative Mailings, Inc.
Data Entry & Informational Services Acquisition Corp.
DeBari Associates Acquisition Corp.
Deliverex Acquisition Corp.
DISC Acquisition Corp.
Doctex Acquisition Corp.
DPAS Acquisition Corp.
Eagle Legal Services Acquisition Corp.
Economic Research Services, Inc.
F.Y.I. Corporate Acquisition Corp.
F.Y.I. Direct Inc.
F.Y.I. Discovery Services Incorporated
F.Y.I. HealthSERVE Incorporated
F.Y.I. Image Inc.
F.Y.I. Input Inc.
F.Y.I. Integration Solutions Inc.
F.Y.I. Investments, Inc.
F.Y.I. Legal Incorporated
F.Y.I. LegalSERVE Incorporated
F.Y.I. Print Inc.
F.Y.I. Records Inc.
F.Y.I. Storage Inc.
Global Direct Acquisition Corp.
Healthserve V.C. Corp.
Imagent Acquisition Corp.
IMC, L.P.
IMC Management, Inc.
Information Management Services Acquisition Corp.
Input Management, Inc.
Input of Texas, L.P.
Investor Communications Services
Leonard Archives Acquisition Corp.
Lifo Systems, L.P.
Lifo Management, Inc.
Mailing and Marketing Acquisition Corp.
Managed Care Professionals Acquisition Corp.
MAVRICC Management Systems, Inc.
Medicopy Acquisition Corp.
Microfilm Distribution Services, Inc.
Microfilming Services, Inc.
Micro Publication Systems, Inc.
Minnesota Medical Record Service Acquisition Corp.
MMS Escrow and Transfer Agency, Inc.
MSI Imaging Solutions Acquisition Corp.
NBDE Acquisition Corp.
Northern Minnesota Medical Record Service Acquisition Corp.
Permanent Records L.P.
Permanent Records Management, Inc.
PMI Imaging Systems Acquisition Corp.
Premier Acquisition Corp.
QCS Inet Acquisition Corp.
Quality Copy Acquisition Corp.
Quality Data Conversions Acquisition Corp.
RAC (California) Acquisition Corp.
Recordex Acquisition Corp.
Researchers Acquisition Corp.
Rust Consulting Acquisition Corp.
The Rust Consulting Group, Inc.
T.C.H. Group, Inc.
TCH Mailhouse, Inc.
ZIA Information Analysis Group, Inc.
Zip Shred Canada Acquisition Corp.